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                                                                    Exhibit i(1)

                    [LETTERHEAD OF BELL, BOYD & LLOYD LLC]

                                 June 12, 2001



Pearl Mutual Funds
2610 Park Avenue
P.O. Box 209
Muscatine, Iowa 52761

Ladies and Gentlemen:

     We have acted as counsel for Pearl Mutual Funds (the "Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares, (the "Shares") of each of the series of the Trust designated Pearl Total Return Fund (formerly known as Mutual Selection Fund) and Pearl Aggressive Growth Fund (collectively, the "Funds") in registration statement no. 333-53390 on form N-1A and as amended by pre-effective amendment no. 1 and pre-effective amendment no. 2 (the "Registration Statement").

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the amended and restated agreement and declaration of trust, as amended (the "Trust Agreement") and by-laws of the Trust, actions of the board of trustees of the Trust authorizing the issuance of shares of the Funds and the Registration Statement.

     Based on such examination, we are of the opinion that upon the issuance and delivery of the Shares after the pre-effective amendment has been declared effective and in accordance with the Trust Agreement and the actions of the board of trustees authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable by the Trust.

     The Trust is an entity of the type commonly known as a "Massachusetts business trust". Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust or any series of the Trust (each, a "Series"). However, the Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and any Series and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Agreement and Declaration of Trust provides for indemnification out of the property of a Series for all loss and expense of any shareholder of a Series held personally liable for the obligations of the Trust or a Series. Thus, the risk of a shareholder incurring financial loss on account of
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Pearl Mutual Funds
June 12, 2001
Page two


shareholder liability is limited to circumstances in which a Series itself would be unable to meet its obligations.

     In giving this opinion, we have relied upon the opinion of Bingham Dana LLP, dated June 12, 2001, a copy of which is attached hereto and have made no independent inquiry with respect to any matter covered by such opinion.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                         Very truly yours,

                         /s/ Bell, Boyd & LLoyd LLC
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[LETTER HEAD OF BINGHAM DANA]


June 12, 2001

Bell, Boyd & Lloyd LLC
Three First National Plaza
70 West Madison Street, Suite 3300
Chicago, IL 60602-4207


     Re:  Pearl Mutual Funds
          ------------------

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Pearl Mutual Funds (the "Trust"), a Massachusetts business trust, in connection with Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about June 13, 2001 (the "Registration Statement"), with respect to the shares of beneficial interest, par value $.01 per share (the "Shares") of its series Pearl Total Return Fund and Pearl Aggressive Growth Fund (the "Funds"). You have requested that we deliver this opinion to you to be used as an exhibit to the Registration Statement.

     In connection with the furnishing of this opinion, we have examined the following documents:

               (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

               (b) a copy of the Trust's Amended and Restated Declaration of Trust dated September 11, 2000, as certified by the Secretary of the Commonwealth of Massachusetts (the "Declaration");

               (c) a copy of the Trust's Establishment and Designation of Series of Shares of Beneficial Interest, designating the Funds, dated September 11, 2000, as certified by the Secretary of the Commonwealth of Massachusetts (the "Designation");

               (d) a certificate executed by the Secretary of the Trust (the "Secretary's Certificate"), certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on June 23, 2000 and September 11, 2000 (the "Board Resolutions"); and

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Bell, Boyd & Lloyd LLC
June 12, 2001
Page 2

          (d)  a draft received on May 31, 2001, of the Registration Statement.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, when filed with the Securities and Exchange Commission, will be in substantially the form reviewed by us in draft form as described in paragraph
(d) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent the same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law. Our opinion in paragraph (1) below relating to the existence of the Trust relies entirely on and is limited by the certificate described in paragraph (a) above.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the Registration Statement will be legally issued, fully paid and non-assessable, except that, as set forth in the statement of additional information contained in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.
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               Bell, Boyd & Lloyd LLC
               June 12, 2001
               Page 3

                      The opinions expressed herein concern only the effect of
               the law as currently in effect and the state of facts as described herein. The undersigned undertakes no obligation to supplement or update this opinion after the date hereof. We understand that Bell, Boyd & Lloyd LLC will rely on this opinion in order to prepare an opinion to the Trust, which will be filed with the Securities and Exchange Commission. We hereby consent to such use and to the filing of this opinion as an exhibit to the Registration Statement.



                                                  Very truly yours,

                                                  /s/ Bingham Dana LLP
                                                  BINGHAM DANA LLP